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TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of September 17, 2001 for the Collection Period August 1, 2001 through August 31, 2001

	Total	Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance
Pool Data—Original Deal Parameters
Securities Balance	$1,452,840,000.00	$417,840,000.00	$500,000,000.00	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$1,497,783,044.00
Principal Factor	1.00000000	1.00000000	1.00000000	1.00000000	1.00000000
Rate		4.300%	4.562%	5.018%	5.360%
Final Scheduled Payment Date		May 15, 2002	December 15, 2003	March 15, 2005	October 17, 2007
Number of Contracts	119,098
Weighted Average Coupon	9.137%
Weighted Average Remaining Term	45.70 months
Servicing Fee Rate	1.00%
Pool Data—Prior Month
Securities Balance	$1,218,990,984.53	$183,990,984.53	$500,000,000.00	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$1,263,934,028.53
Securities Pool Factor	0.83904008	0.44033837	1.00000000	1.00000000	1.00000000
Number of Contracts	110,508
Weighted Average Coupon	9.178%
Weighted Average Remaining Term	42.59 months
Precompute and Simple Interest Advances	$3,262,163.59
Payahead Account Balance	$1,635,893.33
Supplemental Servicing Fee Received	$99,740.58
Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
Pool Data—Current Month
Securities Balance	$1,162,830,336.24	$127,830,336.24	$500,000,000.00	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$1,207,773,380.24
Securities Pool Factor	0.80038431	0.30593130	1.00000000	1.00000000	1.00000000
Number of Contracts	107,503
Weighted Average Coupon	9.190%
Weighted Average Remaining Term	41.87 months
Precompute and Simple Interest Advances	$3,426,830.38
Payahead Account Balance	$1,645,988.97
Supplemental Servicing Fee Received	$97,099.05
Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
Reserve Fund
Initial Deposit Amount	$3,744,458.00
Specified Reserve Fund Percentage	0.75%
Specified Reserve Fund Amount	$9,058,300.35
Specified Reserve Fund Percentage (if Condition i or ii met)	5.50%
Specified Reserve Fund Amount (if Condition i or ii met)	$63,955,668.49
Beginning Balance	$9,479,505.21
Total Withdraw	$0.00
Amount Available for Deposit to the Reserve Fund	$3,572,181.26

Reserve Fund Balance Prior to Release	$13,051,686.47
Reserve Fund Required Amount	$9,058,300.35
Reserve Fund Release to Seller	$3,993,386.12

Ending Reserve Fund Balance	$9,058,300.35

Liquidation of Charge-offs and Repossessions	Vehicles	Amount
Liquidated Contracts	75

Gross Principal Balance of Liquidated Receivables		$908,271.06
Net Liquidation Proceeds Received During the Collection Period		$(577,556.15)
Recoveries on Previously Liquidated Contracts		$(6,970.44)

Aggregate Credit Losses for the Collection Period		$323,744.47

Cumulative Credit Losses for all Periods	141	$583,655.23

Repossessed in Current Period	73

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate
Second Preceding Collection Period	0.10%
First Preceding Collection Period	0.13%
Current Collection Period	0.31%
Condition (i) (Charge-off Rate)
Three Month Average	0.18%
Charge-off Rate Indicator (> 1.25%)	condition not met

Delinquent and Repossessed Contracts

	Percent	Contracts	Percent	Amount
31-60 Days Delinquent	1.42%	1,530	1.41%	$16,982,602.77
61-90 Days Delinquent	0.18%	194	0.20%	$2,355,976.01
Over 90 Days Delinquent	0.12%	133	0.15%	$1,761,901.76

Total Delinquencies		1,857		$21,100,480.54

Repossessed Vehicle Inventory		121*
*
Included with delinquencies above

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	0.17%
First Preceding Collection Period	0.25%
Current Collection Period	0.30%
Condition (ii) (Delinquency Percentage)
Three Month Average	0.24%
Delinquency Percentage Indicator (> 1.25%)	condition not met

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of September 17 , 2001 for the Collection Period August 1, 2001 through August 31, 2001

	Total	Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance
Collections
Principal Payments Received	$55,252,377.23
Interest Payments Received	$9,707,764.07
Net Precomputed Payahead Amount	$(10,095.64)
Aggregate Net Liquidation Proceeds Received	$584,526.59
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$65,534,572.25
Net Simple Interest Advance Amount	$150,503.08
Net Precomputed Advance Amount	$14,163.71

Total Available Amount	$65,699,239.04
Amounts Due
Servicing Fee	$1,053,278.36
Accrued and Unpaid Interest	$4,913,131.13
Principal	$56,160,648.29
Reserve Fund	$3,572,181.26

Total Amount Due	$65,699,239.04
Actual Distributions
Servicing Fee	$1,053,278.36
Interest	$4,913,131.13	$725,231.13	$1,900,833.33	$1,505,400.00	$781,666.67
Principal	$56,160,648.29	$56,160,648.29	$0.00	$0.00	$0.00
Reserve Fund	$3,572,181.26

Total Amount Distributed	$65,699,239.04	$56,885,879.42	$1,900,833.33	$1,505,400.00	$781,666.67
Monthly Information by Type of Loan
Precomputed Contracts
Scheduled Principal Collections		$5,419,430.78
Prepayments in Full	658 contracts	$2,961,103.76
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$9,538,802.20
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$14,163.71
Payahead Account—Payments Applied		$0.00
Payahead Account—Additional Payaheads		$10,095.64
Simple Interest Contracts
Collected Principal		$27,078,410.58
Prepayments in Full	2272 contracts	$19,793,432.11
Collected Interest		$8,549,496.41
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$150,503.08

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of September 17, 2001 for the Collection Period of August 1 through August 31, 2001

		Class A2 Balance	Class A3 Balance	Class A4 Balance
Note Rates for September 17, 2001 Payment Date
One Month		3.64000%	3.64000%	3.64000%
LIBOR Spread		0.06000%	0.08000%	0.10000%

Note Rates:		3.70000%	3.72000%	3.74000%
Number of Days in Interest Period (Days)		33	33	33
Interest Payments
Interest Calculation for Current Interest Period		1,695,833.33	1,227,600.00	599,958.33
At Certificate Payment Date:
Due to Swap Counterparty (Swap Payments Outgoing)		1,900,833.33	1,505,400.00	781,666.67
Paid to Swap Counterparty (Swap Payments Outgoing)		1,900,833.33	1,505,400.00	781,666.67
Proration %	0.00%
Interest Due to Noteholders (Swap Payments Incoming)		1,695,833.33	1,227,600.00	599,958.33
Interest Payment to Noteholders (Swap Payments Incoming)		1,695,833.33	1,227,600.00	599,958.33
Net Swap Payment due to / (received by) Swap Counterparty		(205,000.00)	(277,800.00)	(181,708.34)
Principal Payments
Principal Payment due to Investors		—	—	—
Ending Notional Balance		500,000,000.00	360,000,000.00	175,000,000.00
Swap Termination Payment		N/A	N/A	N/A
Note Rates for October 15, 2001 Payment Date
One Month LIBOR		3.48750%	3.48750%	3.48750%
Spread		0.06000%	0.08000%	0.10000%

Note Rates:		3.54750%	3.56750%	3.58750%
Number of Days in Interest Period (Days)		29	29	29

    I hereby certify to the best of my knowledge that the report provided is true and correct.

/s/ Angela Brown Angela Brown, ABS Accounting Manager

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TOYOTA MOTOR CREDIT CORPORATION SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust Distribution Date of September 17, 2001 for the Collection Period August 1, 2001 through August 31, 2001
TOYOTA MOTOR CREDIT CORPORATION SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust Distribution Date of September 17 , 2001 for the Collection Period August 1, 2001 through August 31, 2001
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2001-B Owner Trust Distribution Date of September 17, 2001 for the Collection Period of August 1 through August 31, 2001